August 24, 2005
Ad.Venture Partners, Inc.
18 W. 18th Street, 11th Floor
New York, New York 10011
Re:     Initial Public Offering of Units
Ladies and Gentlemen:
You have requested our opinion with respect to certain matters in connection with the filing by Ad.Venture Partners, Inc. (the “Company”) of a Registration Statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) covering the registration of (i) 10,350,000 units (the “Units”), each unit consisting of (a) one share of the Company’s common stock, $.0001 par value per share (the “Common Stock”), and (b) two warrants each to purchase one share of Common Stock at an exercise price of $5.00 per share (the “Public Warrants”), (ii) an option (the “Purchase Option”) to purchase 450,000 units (the “Purchase Option Units”) issued to Wedbush Morgan Securities Inc., each unit consisting of (a) one share of Common Stock and (b) two warrants each to purchase one share of Common Stock at an exercise price of $6.65 per share (the “Purchase Option Warrants,” and together with the Public Warrants, the “Warrants”), (iii) the Purchase Option Units issuable upon exercise of the Purchase Options, (iv) all shares of Common Stock and all Warrants issued as part of the Units and the Purchase Option Units and (v) all shares of Common Stock issuable upon exercise of the Warrants included in the Units and Purchase Option Units.
In connection with this opinion, we have examined copies of the Registration Statement, the Purchase Option, the Warrant Agreement, between the Company and Continental Stock Transfer & Trust Company as warrant agent (the “Warrant Agent”) and filed as Exhibit 4.4 to the Registration Statement, the Warrants and such other documents and have made such other inquiries and investigations of law as we have deemed necessary or appropriate to enable us to render the opinion expressed below. We have assumed: (i) the genuineness and authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof; and (ii) that the Warrant Agreement is a legal and binding obligation of the Warrant Agent. As to certain factual matters, we have relied upon certificates of officers of the Company and have not sought independently to verify such matters.
Our opinion herein is expressed solely with respect to the federal laws of the United States, the Delaware General Corporation Law and, as to the Warrants and the Purchase Option constituting valid and legally binding obligations of the Company, solely with respect to the laws of the State of New York. Our opinion is based on these laws as in effect on the date hereof. We express no

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August 24, 2005
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opinion as to whether the laws of any jurisdiction are applicable to the subject matter hereof. We are not rendering any opinion as to compliance with any federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.
On the basis of the foregoing, and in reliance thereon, we are of the opinion that
1.     The Common Stock included in the Units and the Purchase Option Units, when issued and sold in accordance with and in the manner described in the Registration Statement and related Prospectus, will be duly authorized, validly issued, fully paid and non-assessable.
2.     Each Warrant included in the Units and the Purchase Option Units, when issued and sold in accordance with and in the manner described in the Registration Statement and related Prospectus, will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.
3.     The Purchase Option, when issued and sold in accordance with and in the manner described in the Registration Statement and related Prospectus, will constitute a valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as rights to indemnity under the Purchase Option may be limited by applicable laws and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium, or other similar laws affecting creditors’ rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.
4.     The Common Stock, when issued and paid for upon exercise of the Warrants as contemplated by the Warrant Agreement, the Registration Statement and Related Prospectus, will be duly authorized, validly issued, fully paid and non-assessable.
We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus included on the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

Sincerely,

Cooley Godward LLP

By:	/s/ Gian-Michele a Marca
Gian-Michele a Marca